POWER OF ATTORNEY

Know all by these presents, that the undersigned, a director and(or) officer of LSI Logic Corporation (the "Company"), does hereby nominate, constitute and appoint each of Susan Solner Janjigian, Debbie Barile, Rachelle Badal and

David G. Pursel, or any one of them signing individually, his or her true and lawful agent and attorney-in-fact with full power and authority to do any and all of the following:

(1) execute and file on behalf of the undersigned, in his or her individual capacity or in a fiduciary or any other capacity any report or statement on

Form 3,Form 4, or Form 5 or any amendment thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto in accordance with Section 16 of the Securities Exchange

Act of 1934 (Exchange Act) and the rules of the Securities and Exchange

Commission (SEC) thereunder (Rules); and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3,

Form 4 or Form 5 and the filing of such form with the SEC, the New York Stock

Exchange and such other agencies or persons as may be legally required; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be necessary,

appropriate or desirable to comply with the applicable requirements of

Section 16 of the Exchange Act, and the Rules,

in connection with the undersigned's holding the position of officer or director of the Corporation or any of its affiliates or subsidiaries.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that each such agent and attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act and the Rules.  This Power of Attorney shall not be affected by the subsequent disability or incompetence of the undersigned.

This Power of Attorney shall supersede all prior authorizations to act for the undersigned with respect to these matters, which prior authorizations are hereby revoked, and shall survive the termination of the undersigned's status as a director and (or) officer of the Company and shall remain in effect thereafter for so long as the undersigned (in his or her individual capacity or in a fiduciary or any other capacity) has any obligation under

Section 16 of the Act and the Rules with respect to securities of the

Company unless earlier revoked by a written instrument signed by the undersigned and delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of June, 2005.

Signature:  /s/ David Jeffrey Richardson

Print Name: David Jeffrey Richardson